Exhibit 99.1


                   CAREMATRIX CORPORATION FILES TO REORGANIZE

                       UNDER THE PROTECTION OF CHAPTER 11


      NEEDHAM, Mass., Nov. 9, 2000 -- CareMatrix Corporation (Nasdaq: CMDC), a fully integrated assisted living company, today announced that it and certain (but not all) of its subsidiaries have filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. The petition was made in the United States Bankruptcy Court for the District of Delaware. Under the protection of Chapter 11, CareMatrix intends to continue its normal business operations while formulating its restructuring plan.

      CareMatrix Corporation is a leading provider of senior housing services including assisted living, supportive independent living and specialized programs for people with Alzheimer's disease.

      This release contains forward-looking statements regarding the Company's future plans, operations and prospects. The Company's actual results could differ materially from the results anticipated in these forward looking statements as a result of uncertainties, including risks relating to demand, pricing, competition, construction, financing, collectibility of receivables, and other factors identified in the Company's filings with the Securities and Exchange Commission.

EDITOR'S NOTE: This release is available on the Internet at http://www.carematrix.com.

                           CONTACT: Elizabeth Derrico
                                    (781) 433-1137